Exhibit 10.26

Zhejiang Wanxiang Ener1 Power System Co., Ltd.

Sales Contract

Number: YN20130905-01

Address: No.118 Jianshe Er Road Xiaoshan Economic Development Zone, Hangzhou City, Zhejiang Province

ZIP:311215

Tel:0571-82861078

Fax:0571-82606587

Web:http://www.wanxiang .com.cn

Sales Contract of Zhejiang Wanxiang Ener1 Power System Co., Ltd.

Buyer: Jinhua Kandi New Energy Vehicles Co., Ltd (Hereinafter referred to as Party A)

Supplier: Zhejiang Wanxiang Ener1 Power System Co., Ltd (Hereinafter referred to as Party B)

Date: 10/23/2013                           Place: Jinhua

Based on the principle of equality, mutual benefit and honesty, both parties enter into a sales contract after serious consultation and negotiation for abiding.

I.	The product name, type, specification and quality:

	1.	the product name, type and specification:

80V66Ah Lithium Iron Phosphate Battery

	2.	the product quantity and price

Name	Speciation s	Number (case)	Price (RMB)	Sub-total (RMB)	Note
State Grid Standard Chassis Frame Battery	WXL12Z080066A	36	16,600	597,600	Samples
State Grid Standard Chassis Frame Battery	WXL12Z080066A	2,000	15,900	31,800,000	1-2,000 cases
State Grid Standard Chassis Frame Battery	WXL12Z080066A	10,000	15,000	150,000,000	2,001- 12,000 cases
Total (Include taxation)	182,397,600.00(RMB)
Note	The detailed Product amounts and delivery times will be subject to the written orders from Party A to Party B each month.

A.	The warranty for the Product

The warranty for the Product is 36 month or 150,000 kilometers from the date of receipt of the Product by Party A.

B.	Service :

Party B promises to repair or change the product if it is not caused by the wrong-use or abnormal wear or tear during the warranty period.

C.	Compensation liability of quality issues:

Party B promises to bear the cost of the product and two-way transportation expenses if the product has quality problems that not caused by the wrong-use or abnormal wear or tear.

II.	The Unit and Measurement of the Product

Both parties agree to use "case" as a unit for the product in term of its parts including battery core groups, control system, accessories and battery box body, etc.

III.	The package materials and standards:

The product supplied by Party B shall be packaged suit for transportation and Party B promises that it will take measures such as damp-proof, rain-proof, and shock-proof for protecting the products to be delivered safely to the Party A’s designated places (Hangzhou region).

IV.	Delivery time and methods, modes of transportation and place of arrival:

1.

Delivery time: Party A shall provide purchase plan to Party B before the 19th of each month and provide detailed product delivery amounts and delivery times in its written orders.(Party B shall deliver the Product to Party A’s designated place within 30 days of the order unless special situation occurs)

2	Delivery methods: Party B is responsible to deliver goods and bear 100% transportation fees and the risk of the products during the transportation shall be borne by Party B.

3	Modes of transportation: road.

4	Place of arrival: Hangzhou Region.

V.	Price of Product and Payment

1.	Price:the agreed price of both parties.

2 .

Payment: Party A shall pay 20% of the product price within 7 days of the issuance of monthly written order and the remaining 80% shall be paid within 30 days after the arrival of government subsidies for the new energy vehicles and issuance of Value Added Tax ("VAT") invoices by Party B, but such payment shall not be more than 180 days from the date of arrival of delivery to Party A.

VI.	Product Reception Time and Inspection:

For Party B delivery products, the inspection time of the products is when the products reach the designated location. For Party A pick up products, the inspection time is the delivery time. The Inspection method is according to the technology agreement confirmed by both parties.

VII.	The time and methods to raise claim for the products

1.During its inspection, if Party A find the product’s type, model, specification, appearance, capacity etc. does not meet the requirement, Party A shall keep it in good order and raise the problem in writing to Party B within 10 days. Party B shall provide a battery capacity inspection device to Party A for free, and Party A shall return the device to Party B upon the completion of this contract.

2.After receiving the written claim, Party B shall deal it within 5 days (unless otherwise agreed in the agreement or by the parties).

In the written claim, Party A shall list the contract number, the date of shipment and arrival of the goods, explain the misspecification product’s type, model, specification, appearance, quantity and inspection report, and suggestions how to settle this issue and other items that are agreed by both parties.

VIII.	Party B’s liability for the breach of contract

1. If Party B fails to deliver the Product on time, it shall pay a 0.5% per day penalty for the undelivered product price.

2. If the product’s type, model, specification, appearance, quality etc. does not meet for the requirements, Party B should be responsible to fix or change them.

3. If the product is delivered to the wrong person or wrong location by Party B, Party B shall be responsible to transport the product to the designated person or location according to the contract, meanwhile; it also needs to bear all the extra fee paid by Party A and pay penalty of late delivery.

IX	Party A’s liability for breach of contract

1. If Party A fails to deliver the payment on time, the product delivery time can be delayed accordingly and it shall also pay a 0.5% per day penalty for the undelivered payments.

2. If Party A sends the wrong person or wrong place information to Party B, it shall bear costs caused to Party B.

X	Force majeure

If any party can’t perform the contract due to force majeure, it shall inform the other party of the reason that it can not perform or can not fully perform to reduce the damages to the other party. After obtaining certificate by the relevant authority, it will be allowed to delay, partly perform or default the contract , and can partly or completely free from the liability for the breach of contract.

XI	Others

The Technical Agreement signed by the parties is an inseparable part of this contract and has the same legal effect as the contract.

Party B shall cooperate with Party A to complete the application report and public announcement of using Party B’s lithium battery standard frame and provide six sets of power systems for vehicles, Party A shall return them back to Party B after the application report. The battery test fee shall be paid by Party B.

The economic losses, such as penalty, compensation, storage and maintenance fees according to the contract shall be paid according to the above mentioned settlement methods after the responsibility is confirmed, otherwise it will be considered as overdue payment. Either party shouldn’t detain goods or withhold money paymet to off-set the damage compensations.

Any dispute during the performance of the contract shall be solved through friendly negotiation between the parties, if parties can’t reach an agreement, either party can submit it to Arbitration Commission for arbitration.

Besides the signature (seal) signed by both parties, the contract will take effect after the legal department of Kandi seals. Both parties shall not change or terminate the contract at will, if there is any unmentioned issues, both parties should negotiate with each other and make supplements or form attachments. The supplements or attachments shall have the same legal effect as the contract. This contract has 4 copies, each party keeps 2 copies.

Party A

Name: Jinhua Kandi New Energy Vehicles Co., Ltd

Address: Industrial Zone Jinhua City

Legal representative

Representative:

Bank:

Account number:

ZIP:

Tel:

Fax:

Party B

Name: Zhejiang Wanxiang Ener1 Power System Co., Ltd

Address: No.118 Jianshe Er Road, Xiaoshan Economic Development Zone, Hangzhou

City, Zhejiang Province

Legal representative

Representative:

Bank:

Account number:

ZIP:

Tel:

Fax: